Exhibit 10.7

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered as of December 1, 2021, by and among Canadian Imperial Bank of Commerce (“Bank”) and VAPOTHERM, INC., a Delaware corporation (“Borrower Representative”), HGE HEALTH CARE SOLUTIONS, llc, a Delaware limited liability company (“HGE”, and together with Borrower Representative and each Person party to the Loan Agreement (as defined below) as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”).

RECITALS

A.Borrower Representative and Bank are parties to that certain Loan and Security Agreement, dated as of October 21, 2020 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”).

B.HGE entered into that certain Joinder to Loan and Security Agreement, dated as of December 7, 2020, pursuant to which it became a Borrower.

C.The parties desire to modify the terms of the Loan Agreement as set forth in this Amendment, subject to the terms and conditions hereof.

AGREEMENTS

1.Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

2.Amendments.

2.1A new clause (g) is hereby added to Section 5.2, of the Agreement, to read as follows:

(g)For each item of Inventory included as Eligible Inventory in any Borrowing Base Report, such item of Inventory conforms to the requirements set forth in the defined term “Eligible Inventory”.  Such Inventory has been manufactured in accordance with all Requirements of Law and meets all applicable governmental standards.

2.2The following defined terms in Exhibit A are hereby amended and restated or added in appropriate alphabetical order, as applicable:

“Borrowing Base” means, as of any date of determination, the sum of (i) 85.0% of the aggregate amount of Eligible Accounts, and (ii) the lesser of (A) 25.0% of the aggregate amount of Eligible Inventory, valued at the lower of cost or market on a first-in, first-out basis, and (B) $4,000,000, in each case, as of the most recent date a Borrowing Base Report is required to be delivered hereunder, as determined by Bank from such most recent Borrowing Base Report, provided that Bank may reduce the Borrowing Base, in its good faith business judgment to mitigate the impact of events, conditions, contingencies or risks which may adversely affect the Collateral.

“Eligible Inventory” means, at any time, the aggregate of Borrowers’ Inventory that (a) consists of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is subject to the first priority Liens granted in favor of Bank and is not subject to any other Lien other than Permitted Liens; (e) is located in the United States at a location is subject to a Collateral Access Agreement; and (f) is otherwise acceptable to Bank in its good faith business judgment.

2.3Exhibit D-2 is hereby amended and restated as set forth on Exhibit D-2 hereto.

3.Reaffirmation of Obligations.

3.1Each Borrower hereby acknowledges that the Obligations due and owing to Bank are without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind.  All security interests granted to Bank by each Borrower under any Loan Document are hereby reaffirmed by such Borrower and the security interests previously granted shall continue to secure the Obligations without novation from the date of original grant.  The terms of the Loan Documents remain in full force and effect.  The foregoing modification does not constitute a waiver of any Event of Default and shall not obligate Bank to modify any other term or waive compliance with any covenant in the Loan Documents.  Bank’s agreement to the modifications as set forth herein shall not establish a course of dealing between the parties with respect to any future requested modification.

4.Representations.  To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants as follows:

4.1The representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date).

4.2No Event of Default has occurred or presently exists.

4.3Such Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment.

4.4The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Agreement (a) have been duly authorized by all necessary action on the part of such Borrower, and (b) will not contravene (i) any law or regulation binding on or affecting such Borrower, (ii) any contractual restriction with a Person binding on such Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (iv) the Operating Documents of such Borrower.

4.5The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made.

5.Counterparts; Electronic Execution of Documents.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.  Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.

6.Effectiveness.  This Amendment shall be effective upon

6.1due execution and delivery of this Amendment by the parties hereto;

6.2an updated Perfection Certificate; and

6.3payment of an amendment fee of $5,000 and all Bank Expenses incurred in connection with this Amendment as of the date hereof;

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[signature page to first amendment TO loan and security agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

BORROWERs:

VAPOTHERM, INC.

By:	/s/ John Landry
Name:	John Landry
Title:	Senior Vice President and Chief Financial Officer

HGE HEALTH CARE SOLUTIONS, LLC,

By:	/s/ John Landry
Name:	John Landry
Title:	Manager

BANK:

CANADIAN IMPERIA BANK OF COMMERCE

By:	/s/ Jeff Chapman
Name:	Jeff Chapman
Title:	Assistant General Manager

By:	/s/ Corey Perlmutter
Name:	Corey Perlmutter
Title:	Assistant General Manager

EXHIBIT D-2

BORROWING BASE report

Reference is made to that certain Loan and Security Agreement, dated October 21, 2020 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Canadian Imperial Bank of Commerce (“Bank”), Vapotherm, Inc., a Delaware corporation (“Borrower Representative”, and together with each other Person party thereto as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”).  Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, hereby certifies in accordance with the terms of the Agreement that the attached calculation of the Availability Amount as of the date of this Borrowing Base Report is true and correct.

Report Date: _______________________

(A)	AGGREGATE ACCOUNS	$
(B)	AGGREGATE AMOUNT OF INELIGIBLE ACCOUNTS – sum of below ineligible Accounts, without duplication	$
	Aged Past 90 Days – Accounts not paid within 90 days of invoice date (regardless of invoice payment period terms)	$
	Cross-Aged Past 90 Days – Accounts owing from an Account Debtor if 50% or more of the Accounts owing from such Account Debtor have not been paid within 90 days of invoice date	$
	Concentration – Accounts owing from an Account Debtor, whose total obligations to Borrowers exceed 25.0% of all Accounts, to the extent of such excess	$
	Affiliate – Accounts for which the Account Debtor is a Borrower’s Affiliate	$
	Government – Accounts owing from an Account Debtor which is a Governmental Authority;	$

Contra Accounts – Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise), in each case, to the extent of such obligation

$

Foreign Account Debtors / Foreign Billed / Foreign Currency – Accounts (i) owing from an Account Debtor (A) which does not have its principal place of business in the United States or Canada or (B) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States or Canada, or (ii) billed from and/or payable to a Borrower outside of the United States, or (iii) billed and/or payable in a Currency other than US Dollars or Canadian Dollars

$
	No Perfected Security Interest – Accounts in which Bank does not have a first priority, perfected security interest under all applicable laws;	$

Accrual of Allowances / Rebates / Credits – Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits

$
	Disputed Accounts – Accounts in which the Account Debtor disputes liability or makes any claim (to the extent of the disputed or claimed amount)	$
	Insolvent Account Debtor – Accounts in which Account Debtor is subject to an Insolvency Proceeding or becomes insolvent, or goes out of business	$
	Upfront Payments / Deposits – Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment	$
	Consignment, Etc. – Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other similar terms	$
	No Performance – Accounts owing from an Account Debtor where goods have not yet been shipped to the Account Debtor or services have not yet been rendered to the Account Debtor	$

Withholding / Contingency – Accounts owing from an Account Debtor the amount of which may be subject to withholding or are contingent pending complete performance, completion or fulfillment requirements (to the extent of the amount subject to withholding or contingency)

$
	Trust / Bonded – Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;	$
	Not Invoiced – Accounts for which the Account Debtor has not been invoiced	$
	Non-Trade – Accounts that represent non-trade receivables	$
	Chargebacks / Returns / Exchanges – Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor, or arising from product returns and/or exchanges	$

(C)	AGGREGATE AMOUNT OF ELIGIBLE ACCOUNTS – line (A) less line (B)	$
(D)	accounts Advance Rate:	85.0%
(E)	AGGREGATE AMOUNT OF ELIGIBLE INVENTORY	$
(F)	INVENTORY AMOUNT CAP	$4,000,000
(G)	bORROWING BASE INVENTORY AMOUNT – lesser of line (E) and line (f)	$
(H)	inventory Advance Rate:	25.0%
(I)	BORROWING BASE – line (C) multiplied by line (D) plus line (G) multiplied by line (H)	$
(J)	REVOLVING LINE AMOUNT:	$12,000,000
(K)	OUTSTANDING AMOUNTS UNDER REVOLVING LINE – sum of below outstanding amounts	$
	Outstanding Advances:	$
	Outstanding Amounts under Letter of Credit Sublimit	$
	Outstanding Amounts under Cash Management Services Sublimit	$
(L)	AVAILABILITY AMOUNT – lesser of line (I) and line (J) less line (K)	$

BORROWER REPRESENTATIVE:

VAPOTHERM, INC.

By:
Name:
Title: